UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐
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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. § 240.14a-12

CSP INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CSP INC.
December 26, 2012
Dear Stockholders:
You are cordially invited to attend the 2013 Annual Meeting of Stockholders of CSP Inc. Our Annual Meeting will be held on Tuesday, February 5, 2013, at 9:00 a.m. local time at our MODCOMP Inc. office located at 1500 S. Powerline Road Deerfield Beach, Florida 33442.
We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2013 Annual Meeting of Stockholders and proxy statement.
Your vote is very important to us, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the meeting. To simplify this process, your vote may be cast over the Internet, by telephone or by mail.
We look forward to seeing you at the Annual Meeting.

Sincerely,
Victor Dellovo
Chief Executive Officer
CSP INC.

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NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, February 5, 2013
Time:	9:00 a.m. local time
Place:	Modcomp Inc. Executive Offices
1500 S. Powerline Road
Deerfield Beach, Florida 33442
At the Annual Meeting you will be asked to:

1.	elect the management nominees named in the proxy statement to the Board of Directors as directors;

2.	consider an advisory vote to approve executive compensation;

3.	consider an advisory vote on the preferred frequency of holding advisory stockholder votes on the approval of executive compensation;

4.	ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for fiscal year 2013; and

5.	transact such other business as may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors,

Gary W. Levine
Secretary
 Billerica, Massachusetts
December 26, 2012
YOUR VOTE IS IMPORTANT
TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE YOUR PROXY OVER THE INTERNET OR TELEPHONE AS PROMPTLY AS POSSIBLE.
ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 5, 2013.  The notice of Annual Meeting, proxy statement, proxy card and 2012 Annual Report on Form 10-K are also available at www.proxyvote.com

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CSP INC.
(A Massachusetts Corporation)

PROXY STATEMENT

Annual Meeting of Stockholders
February 5, 2013

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders	22
Section 16(a) Beneficial Ownership Reporting Compliance	24
INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
Audit Committee Report	24
Our Independent Registered Public Accounting Firm	26
Fees for Professional Services	26
Pre-Approval Policies and Procedures	26
Whistleblower Procedures	27
PROPOSAL FOUR: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS	27
OTHER MATTERS	27
Other Business	27
Stockholder Proposals for 2014 Annual Meeting	27
METHOD AND COST OF SOLICITATION OF PROXIES	28
INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE BOARD OF DIRECTORS’ SOLICITATION OF PROXIES	28
Directors and Nominees	28
Offices and Employees	28
Information Regarding Ownership of the Company’s Securities by Participants	29
Information Regarding Transactions in the Company’s Securities by Participants	29
Shares of Common Stock Purchased or Sold	29
Miscellaneous Information Concerning Participants	31

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INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING
Our Board of Directors is soliciting proxies to be voted at the 2013 Annual Meeting of Stockholders to be held on February 5, 2013, which is referred to in this proxy statement as the Annual Meeting. Your vote is very important. For this reason, our Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
Our principal executive offices are located at 43 Manning Road, Billerica, Massachusetts 01821. Our main telephone number is (978) 663-7598. In this proxy statement, CSP Inc. is sometimes referred to as the Company or CSPI.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on February 5, 2013.
Pursuant to the rules adopted by the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of Annual Meeting, proxy card and our 2012 Annual Report on Form 10-K, and by notifying you of the availability of our proxy materials on the Internet. The notice of Annual Meeting, proxy statement, proxy card and 2012 Annual Report on Form 10-K are also available at www.proxyvote.com. In accordance with SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.
We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about January xx, 2013.
QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
Where and when is the Annual Meeting of Stockholders?
Our Annual Meeting of stockholders will be held at our subsidiary Modcomp Inc. executive offices, 1500 South Powerline Road, Deerfield Beach, Florida at 9:00 a.m. local time on February 5, 2013.
Who may vote at the Annual Meeting?
You may vote if our records show that you owned your shares on December 14, 2012, which is the record date. At the close of business on the record date, 3,442,842 shares of our common stock were issued and outstanding and eligible to vote. You may cast one vote for each share of common stock held of record by you on the record date on all matters presented.
Why did I receive the proxy materials by e-mail?
You requested that the Company deliver proxy materials to you electronically by e-mail. If you wish to terminate this request, please contact American Stock Transfer & Trust Company, LLC by calling (800) 937-5449 or writing to 6201 15th Avenue, Brooklyn, New York 11219.
What is the difference between holding shares as a stockholder of record and beneficial owner?
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record with respect to those shares, and the proxy materials, including your proxy card, were sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us via the Internet, by telephone or by mail, or to vote in person at the Annual Meeting.
Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, which are held in “street name,” and the proxy materials, including your proxy card, are being provided to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has sent you a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.
How many votes can be cast by all stockholders?
Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 3,442,842 shares of common stock outstanding and entitled to vote on the record date.
How many votes must be present to hold the Annual Meeting?
We must have a quorum in order to hold the Annual Meeting and conduct business. A majority of our issued and outstanding shares as of the record date constitutes a quorum. Shares are counted if you are present at the Annual Meeting or a proxy card has

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been properly submitted by you or on your behalf. In general, abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. The vote on each matter submitted to stockholders is tabulated separately. American Stock Transfer & Trust Co. will tabulate the votes.
How many votes are required to elect directors?
Directors are elected by a plurality of the votes cast. This means that the individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected; a nominee does not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of a nominee, your shares will not be voted with respect to that nominee. Your shares will be counted for purposes of determining whether there is a quorum.
How many votes are required to approve the advisory vote on the compensation paid to the Company’s named executive officers (the “say-on-pay proposal”)?
Approval of the say-on-pay proposal requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. You may vote either “FOR” or “AGAINST” the say-on-pay proposal, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the say-on-pay proposal will not be counted as a vote cast with respect to such proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
How many votes are required to determine, on an advisory basis, the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers?
The advisory vote on the frequency of the say-on-pay proposal is a non-binding vote as to how often the say-on-pay proposal should occur. You may vote for: every year, every two years, or every three years, or you may abstain. The option among one year, two years or three years that receives the highest number of votes cast will be deemed the choice of the stockholders. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory votes on executive compensation.
How many votes are required to ratify the appointment of the Company’s independent auditors?
Ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment will not be counted as a vote cast with respect to such ratification.

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How do I vote?
You may vote in one of four ways:

•	Over the Internet

If your shares are registered in your name:  Vote your shares over the Internet by accessing the proxy online voting website at: www.voteproxy.com and following the on-screen instructions. You will need the Company number, account and control numbers that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

•	By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-PROXIES (1-800-690-6903) in the United States and from foreign countries using any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the Company number, account and control numbers that appear on your proxy card.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the telephone by following the voting instructions you receive from such broker, bank or other nominee.
•	By Mail
Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.
•	In Person
What if I submit my proxy but do not vote for one or more of the proposals?
If you submit your proxy via the Internet, by telephone or by returning your signed proxy card, but do not mark or specify selections, then the shares covered by your proxy will be voted as recommended by the Board of Directors in this proxy statement. If you indicate a choice with respect to any matter to be acted upon on your proxy, the shares you hold will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares through a broker and do not submit your selections in accordance with the instructions received from your broker, the broker or other nominee will determine if it has discretionary authority to vote on the particular matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include ratification of auditors. Non-routine matters include matters such as the election of directors and stockholder proposals. If the broker determines it does not have discretionary authority to vote on a particular matter, it will indicate a broker “non-vote” for such matter in the proxy. Broker non-votes are treated as present for purposes of determining the presence of a quorum, but are also treated as not entitled to vote.
Can I change or revoke my vote after submitting it?
Yes. After you submit your vote via the Internet, by telephone or by mail, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our corporate secretary specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting if you are a record holder.
What should I do if only one set of proxy materials for the Annual Meeting are sent and there are multiple CSPI stockholders in my household?
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. You may promptly obtain an additional copy of the proxy materials and our 2012 Annual Report at no charge by sending a written request to 43 Manning Road, Billerica, Massachusetts 01821 or by calling our Investor Relations department at 978-663-7598. You can also access the proxy materials and annual report online at www.proxyvote.com. If you hold your shares through a bank or other nominee and wish to discontinue householding or to change your householding election, please contact your nominee. If you hold your shares in your own name and wish to discontinue householding or to change your householding election, you may do so by calling (800) 937-5449 or writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.
Who can attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend. Each stockholder may also bring guests to the meeting if there is space available.

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Where can I find more information?
We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our common stock is traded on the NASDAQ Global Market (NASDAQ) under the symbol “CSPI.” You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.
Who can help answer my questions?
If you have additional questions about the matters proposed for consideration at the Annual Meeting, you should contact:
CSP Inc.
43 Manning Road
Billerica, MA 01821
Attn: Gary W. Levine, Chief Financial Officer
Phone: (978) 663-7598 ext. 1200
What should I do now?
Carefully read this document and either submit your vote via the Internet or by telephone or, if voting by mail, indicate on the proxy card how you want to vote. If voting by mail, sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should submit your vote now even if you expect to attend the Annual Meeting and vote in person. Submitting your vote now will not prevent you from later canceling or revoking your proxy right until the meeting, and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in a Form 8-K filed with the SEC within four business days after the Annual Meeting.
You may obtain a copy of the filed Form 8-K by visiting our website or the SEC’s website, contacting our Investor Relations department by calling 978-663-7598, or writing to Investor Relations, CSP Inc., 43 Manning Road, Billerica, Massachusetts 01821.
What if I have questions about lost stock certificates or I need to change my mailing address?
Stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling the Customer Support Document (800) 937-5449 or writing 6201 15th Avenue, Brooklyn, New York 11219.

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RECENT DEVELOPMENTS
North & Webster Value Opportunities Fund, LP Stockholder Nomination Correspondence
By letter dated November 21, 2012, North & Webster Value Opportunities Fund, LP (“NW Fund”), a stockholder of the Company, submitted a letter to the Company wherein it sought to notify the Company of its purported nomination of an opposition slate of four insurgent directors for election to the Company’s Board at the Annual Meeting. The letter stated that NW Fund owned 34,958 shares of the Company’s Common stock (equal to approximately 1% of the issued and outstanding Common stock) and purported to include the information required under the Company’s by-laws as then in effect (the “by-laws”) in respect of stockholder nominations of directors. NW Fund identified the four individuals it intended to nominate for election to the Board at the Annual Meeting. NW Fund also notified the Company of its intention to solicit proxies from the stockholders of the Company in connection with the election of directors to the Board. NW Fund reserved the right to withdraw or modify its notice at any time. The Board’s five director-nominees for election at the Annual Meeting — Victor Dellovo, Christopher Hall, C. Shelton James, J. David Lyons and Robert M. Williams — have been recommended to the Board by the Nominating Committee and unanimously nominated.
The Company’s directors hereby unanimously recommend that you affirmatively vote “FOR” the election of each of Victor Dellovo, Christopher Hall, C. Shelton James, J. David Lyons and Robert M. Williams to serve as a director of the Company.
Unless marked to the contrary, white proxy cards received will be voted “FOR” the election of each of the nominees listed above.
Each of the Company’s directors who owns shares of the Company’s Common stock has advised the Board that he will vote all of his shares “FOR” the election of each of Victor Dellovo, Christopher Hall, C. Shelton James, J. David Lyons And Robert M. Williams as directors and, in connection therewith, that they intend to actively solicit on behalf of the Board votes from the holders of the Company’s Common stock “for” the election of such nominees. Please see “Information Concerning Persons Who May Be Deemed Participants in the Board of Directors’ Solicitation of Proxies” below for additional information.
Your Board recommends that you do NOT vote for any insurgent director-candidate nominated by North & Webster Value Opportunities Fund, LP in opposition to your Board-approved nominees — Victor Dellovo, Christopher Hall, C. Shelton James, J. David Lyons and Robert M. Williams.
Your Board strongly urges you NOT to return any non-white Company proxy card North & Webster Value Opportunities Fund, LP may send to you or which you otherwise may receive.
You may receive a NON-WHITE proxy card from NW Fund in solicitation of proxies in favor of its four insurgent director candidates. Because only the latest-dated proxy card is counted, stockholders may receive more than one WHITE proxy card from the Company regardless of whether or not they have previously voted. To ensure that stockholders have the Company’s latest proxy information and materials to vote, the Company may elect to conduct multiple mailings prior to the Annual Meeting. To vote as the Board of Directors recommends, stockholders must use the WHITE proxy card. If you have signed a proxy card sent to you by NW Fund, you still have every right to change your vote by executing the Company’s WHITE proxy card. Only the latest-dated proxy card you vote will be counted.
Your Board of Directors recommends that you carefully review and read in its entirety this Proxy statement, together with all other communications that you may receive in advance of the meeting, regarding the Company and your Board of Directors’ director-nominees.
If you have any questions about any of the foregoing, please contact The Proxy Advisory Group, LLC, toll free at [(xxx) yyy-zzzz] or collect at [(xxx) yyy-zzzz] or via e-mail at [Info@proxyadvisory.net.]

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PROPOSAL ONE:
ELECTION OF DIRECTORS
Our Board of Directors currently consists of five members. The Board, upon recommendation of the Nominating Committee, unanimously nominated the five directors listed below for election to the Board at the Annual Meeting. Each of the five nominees currently serves as a member of the Board. Directors elected at the Annual Meeting will be elected to hold office until the 2014 Annual Meeting of stockholders and until their successors are duly elected and qualified.
If you withhold authority to vote with respect to the election of any of our nominees, your shares will not be voted in favor of such nominee’s election. Your shares will be counted for purposes of determining whether there is a quorum.
Nominees for Election
Listed below are the nominees with his age, the year he was first elected as a director of the Company, his business experience, as well as the director’s particular experiences, qualifications, attributes and skills that led our board of directors to conclude that the director should serve as a member of our Board.

Name and Age	Business Affiliations, Qualifications and Directorships

Victor Dellovo (43)
President and Chief Executive Officer since August 2012 following the unexpected death of President and CEO Alexander Lupinetti; President of Modcomp’s worldwide operations since October 2010; President of Modcomp’s U.S. operations from October 2005 to September 2010; President of Modcomp’s Systems and Solutions division from June 2003 to September 2005 following Modcomp’s acquisition of Technisource Hardware Inc., a company he co-founded in 1997.

Mr. Dellovo is an industry veteran who has more than 15 years of technology industry experience and leadership, as well as comprehensive knowledge of the Company and its operations. Mr. Dellovo has led our Modcomp Inc. subsidiary for four years. He is responsible for managing all facets of Modcomp Inc.’s domestic and international business, a role that provides him with insight into our operations and the challenges and opportunities faced by the Company. In addition, his prior positions with Technisource Hardware Inc. as an executive, a co-founder and various sales and engineering positions have provided him with a strong knowledge and understanding of the technology industry. Mr. Dellovo’s experience in the industry and in executive management, coupled with his in-depth knowledge of our Company, contributes to his selection as our President and CEO by our Board and facilitates the Board’s strategic and financial planning, and other critical management functions.

Robert M. Williams (74)
Director of CSPI since July 1998; served as Vice President for Asia, Africa and the Near East of International Executive Corps, a company that directs technology and business programs as a contractor for the US Foreign Aid Program from 1995 until his retirement in March 1999; consultant to RM Williams Associations Technology from 1993 to 1995; Vice President of Worldwide Development, Industrial Sector Division for International Business Machines Corp., and served in various positions from 1963 to 1993.

Mr. Williams has served on our Board of Directors for 14 years. His extensive executive management experience adds invaluable knowledge to our Board, reflecting his in-depth understanding of many facets of the technology industry and the skills acquired in the development, manufacturing, marketing and sales organizations that he managed at IBM over a 30-year period. He is Chairman of our Nominating Committee, and has demonstrated honest and ethical conduct in his personal and professional activities.

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Christopher J. Hall (54)
Director of CSPI since November 2002; self employed as a municipal bond investor from 1998 to present; Founder and Chief Financial Officer of Howe, Solomon, & Hall, a registered broker-dealer operating primarily as a municipal securities broker-dealer from 1985 to 1998. Mr. Hall has served on the Board for 10 years.

Mr. Hall’s extensive experience in the investment field provides the Board with his in-depth understanding of the investment markets to assist us with investing and advice on capital requirements, as well as potential mergers and acquisitions. He is the Chairman of our Investment Committee. He is an honest and ethical member of our Board.

C. Shelton James (73)
Director of CSPI since 1994; Chairman of the Board of Directors since August 2012; Principal, C. Shelton Associates, a business consulting firm, from 1990 to present; President from 1993 until June 1998 and Director from 1993 until February 2000 of Fundamental Management Corporation; Director from December 1994 until March 2000 and Chief Executive Officer from August 1998 to March 1999 of Cyberguard Corp.; Director from August 1998 to July 2002 and Chief Executive Officer from December 2001 to July 2002 of Technisource, Inc.; Chief Executive Officer and Chairman of the Board of Elcotel from May 1991 to February 2000; Director of Concurrent Computer Corporation. Mr. James is the Chairman of the Company’s Audit Committee. He has extensive experience in a broad range of executive management positions that included Chief Executive Officer of Technisource, Inc. and Chairman and Chief Executive Officer of Cyberguard Corporation, a provider of information security solutions. Mr. James has also served in various senior management roles at Elcotel, Fundamental Management Corporation, and Gould, Inc. Mr. James was a CPA and worked in public accounting. He was Chief Financial Officer of Systems Engineering Laboratories for over eleven years.

Mr. James’s experience overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies him as an “audit committee financial expert” within the meaning of SEC regulations. Mr. James has served on ten boards of public companies and nine audit committees during his career. His extensive executive management experience, in addition to his financial expertise adds invaluable knowledge to our Board and qualifies him for service as a director of our Company.

J. David Lyons (74)
Director of CSPI since March 1997; Managing Director for the Carter Group, an executive search firm, from September 2002 to his retirement in June 2004; President of Aubin International, Inc., an executive search firm, from 1996 to October 2002; Executive Vice President at National Data Corp. from 1993 to 1996; Executive Vice President -- Sales and Marketing, Syncordia from 1991 to 1993. Mr. Lyons has been a member of the Board for over 15 years.

Mr. Lyons’s experience overseeing executive recruiting and all aspects of compensation qualifies him to Chair our Compensation Committee. Mr. Lyons has served as executive for numerous technology companies in the sales and marketing areas over a 45-year career. His extensive executive management experience, in addition to his compensation expertise, adds invaluable knowledge to our Board and qualifies him for service as a director of our Company.

We believe that the qualifications for serving as one of our directors include these: that a nominee demonstrates significant accomplishment in his or her field, together with an ability to make a meaningful contribution to the Board’s oversight of business affairs in our industries. Each director must also have an excellent record and reputation for honesty and ethical conduct in both his or her professional and personal activities. We consider Messrs. Dellovo, Hall, James, Lyons and Williams to be well qualified to serve as directors of our Company.

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The Board’s five director-nominees for election at the Annual Meeting — Victor Dellovo, Christopher Hall, C. Shelton James, J. David Lyons and Robert M. Williams — have been recommended to the Board by the Nominating Committee and unanimously nominated. The Company’s directors hereby unanimously recommend that you affirmatively vote “FOR” the election of each of Victor Dellovo, Christopher Hall, C. Shelton James, J. David Lyons and Robert M. Williams to serve as a director of the Company.
Unless marked to the contrary, white proxy cards received will be voted “FOR” the election of each of the nominees listed above.
Your Board recommends that you do NOT vote for any insurgent director-candidate nominated by North & Webster Value Opportunities Fund, LP in opposition to your Board-approved nominees — Victor Dellovo, Christopher Hall, C. Shelton James, J. David Lyons and Robert M. Williams. Your Board strongly urges you NOT to return any non-white Company proxy card North & Webster Value Opportunities Fund, LP may send to you or which you otherwise may receive.

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CORPORATE GOVERNANCE

We believe that good corporate governance and fair and ethical business practices are crucial not only to the proper operation of our company, but also to building and maintaining confidence in the integrity, reliability and transparency of the securities markets. We endeavor to stay abreast of the actions taken in the past few years by Congress, the SEC and NASDAQ to improve and enhance corporate governance, and we take our responsibilities in this area very seriously. This section explains some of the things we have done, or are considering, to improve the way we run CSPI.
Independent Directors
Rules and regulations of the SEC and NASDAQ require that a majority of our Board be “independent.” The Board has reviewed those rules and regulations and has determined that Messrs. Lyons, Hall, James and Williams are independent directors. As required by NASDAQ rules, the independent directors convene regularly scheduled meetings at which only independent directors are present.
Board Leadership Structure and Role in Risk Oversight
With the passing of our Chairman and Chief Executive officer Alexander Lupinetti, our Board has separated the roles of Chairman of the Board and Chief Executive Officer. The Board believes that separating the positions of Chairman and Chief Executive Officer offers independent Board leadership and objective oversight of management. The Board believes that this separation will give better clarity of leadership and is in the best interests of CSPI and its stockholders at this time. The non-management directors regularly meet alone in executive session at Board meetings.
Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.
The Compensation Committee regularly considers the risks associated with our compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Compensation Committee reviewed our compensation programs for certain design features that have been identified as having the potential to encourage excessive risk-taking, such as compensation mix overly weighted toward annual incentives and unreasonable goals or thresholds. The Compensation Committee determined that, for all employees, our compensation programs encourage our employees to take appropriate risks and encourage behaviors that enhance sustainable value creation in furtherance of the Company’s business, but do not encourage excessive risk and accordingly are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short-term and long-term returns for our business and our stockholders without providing an incentive to take unnecessary risks. The Compensation Committee on an on-going basis reviews our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.
Meetings and Committees of the Board of Directors
Our Board met five times during the fiscal year ended September 30, 2012. In addition, the Audit Committee met four times, the Compensation Committee met three times, and the Nominating Committee met once. All members attended all of the meetings of the Board and of the committees of which they were a member.
Policies and Procedures for the Review and Approval of Transactions with Related Parties
Our Board has no formal policies and procedures for the review and approval of transactions with related parties. However, the Audit Committee has the responsibility of reviewing and approving transactions with related parties. In connection with the review of any related party transactions, the Audit Committee considers, among other matters, the nature, timing and duration of the transactions, the relationships of the parties to the transactions, whether the transactions are in the ordinary course of the Company’s business, the dollar value of the transactions and whether the transactions are in the interests of the Company. The Audit Committee did not consider any related party transactions in fiscal year 2012.
Code of Ethics
We have adopted a code of ethics that applies to all of our executive officers, directors and employees, and which is available in the Investor Relations section (under Corporate Governance) of our website at www.cspi.com. A copy of the code of ethics can also be obtained, without charge, by written request to Investor Relations, CSP Inc., 43 Manning Road, Billerica, Massachusetts 01821.

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Communications with our Board of Directors
Our stockholders may communicate directly with the members of our Board or the individual chairmen of the standing Board committees by writing directly to those individuals c/o CSP Inc. at the following address: 43 Manning Road, Billerica, Massachusetts 01821. Our policy is to forward, and not intentionally to screen, any mail received at our corporate office for an individual to that individual.
Policy Regarding Board Attendance
It is our policy that all members of the Board attend the Annual Meeting of stockholders in person, although we recognize that our directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the Annual Meeting of stockholders. In 2012, all directors attended the Annual Meeting.
 Director Candidates and Selection Process
Under our by-laws, nominations for election to our Board may be made only by or at the direction of the Board (which has established the Nominating Committee in connection with this process) or by a stockholder who satisfies the substantive and procedural requirements set forth in our by-laws. Candidates nominated by or at the direction of the Board will appear as the Company’s nominees in our proxy materials. An eligible stockholder who complies with our by-laws is able to nominate a candidate for election at our Annual Meeting, and stockholders who are present in person or by proxy at the meeting may vote for such a nominee. However, the Company’s proxy materials are not available for that nominee. That is, any eligible stockholder wishing to nominate a non-Board endorsed candidate for election as a director and solicit proxies for such nominee must prepare and file with the SEC, at his own expense, proxy materials meeting the applicable requirements of law for a proxy contest.
The Nominating Committee believes that the minimum qualifications for serving as one of our directors are that a nominee demonstrate significant accomplishment in his or her field, ability to make a meaningful contribution to the Board’s oversight of our business affairs and have an excellent record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific knowledge, experience and skills, availability in light of other commitments, potential conflicts of interest and independence from our management and CSPI. Although the Nominating Committee does not have a standalone policy with regard to consideration of diversity in identifying director nominees, it considers diversity in professional background, experience, expertise (including as to financial matters) and perspective (including as to age, gender and ethnicity) with respect to the Board composition as a whole when evaluating a director nominee.
The Nominating Committee may use any number of methods to identify potential nominees, including personal, management, and industry contacts, recruiting firms and, as described above, candidates recommended by stockholders. The Nominating Committee did not engage any third-party recruiting firms to identify nominees in fiscal 2012.
Once a person has been identified by the Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate, other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments, and may seek management input on the candidate. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.
The Nominating Committee will consider, for possible Board endorsement, director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information, among other things:

•	the name and address of the stockholder and the class and number of shares of our stock beneficially owned by the stockholder and owned of record by the stockholder; and

•
all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

Article III, Section 4 of our by-laws requires that the stockholder recommendation and information described above must be received by our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day

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following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Therefore, the deadline for submission of notice for our 2014 Annual Meeting will be November 7, 2013. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder. This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information.
Notice of By-Law Amendments
Pursuant to Section 10.20 of the Massachusetts Business Corporation Act, or MBCA, we wish to notify stockholders of two amendments to our by-laws approved by the Board of Directors since our last Annual Meeting. First, on May 8, 2012, the Board adopted a resolution to exempt the Company from Section 8.06 of the MBCA, which provides for classified boards of directors for public corporations. Accordingly, the Board amended Article III, Section 2(b) of our By-Laws to eliminate language which set forth provisions dealing with the classification of the Board and the election of directors to staggered three-year terms. Second, on December 12, 2012, the Board amended Article II, Section 3 of the Company’s by-laws so as to restrict the location of meetings of stockholders to the United States and to clarify that adjourned meetings of stockholders are to be held at such place as is designated in the vote of adjournment.
COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee
Our Audit Committee consists of Messrs. James (chairman), Hall and Williams. The Board determined that the members of our Audit Committee are not only independent, but also are “financially literate” for purposes of NASDAQ rules (that is, able to read and understand financial statements). In addition, the Board has concluded that Mr. James qualifies as an “audit committee financial expert.” Mr. James was a CPA and worked in public accounting from 1962 to 1965. He was chief financial officer of Systems Engineering Laboratories in Ft. Lauderdale, Florida from 1969 to 1980, has served on numerous audit committees and currently serves on the audit committee of Concurrent Computer Corporation.
Our Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The committee acts in an oversight capacity and relies on the work and assurances of both management, which has primary responsibility for our financial statements, and our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. Our Audit Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 43 Manning Road, Billerica, Massachusetts 01821.
Nominating Committee
The members of the Nominating Committee are Messrs. Williams (chairman), James, Hall and Lyons, each of whom is an independent director. The functions of our Nominating Committee include the following:

•	identify and recommend to the Board individuals qualified to serve as our directors;

•	recommend directors to serve on committees of the Board; and

•	advise the Board with respect to matters of Board composition and procedures.
Our Nominating Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 43 Manning Road, Billerica, Massachusetts 01821.
Compensation Committee
Our Compensation Committee is composed of Messrs. Lyons (chairman), James and Hall, each of whom is an independent director. This committee is charged with reviewing and approving executive officers’ compensation and administering our stock option plans. The Committee also reviews and recommends the compensation to be paid to directors. For fiscal 2012, compensation consultants had no role in determining or recommending the amount or form of executive or director compensation. NASDAQ rules require that the compensation of the chief executive officer be determined, or recommended to the Board for its determination, by either a majority of independent directors or a wholly independent Compensation Committee. NASDAQ rules prohibit a company’s CEO from being present during voting or deliberations with respect to his compensation. Compensation of all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present.
Our Compensation Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 43 Manning Road, Billerica, Massachusetts 01821.

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2012 COMPENSATION OF NON-EMPLOYEE DIRECTORS
The following table and footnotes provide certain information regarding the fiscal year 2012 compensation of CSPI’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash[1] ($) (b)	Stock Awards[2,3] ($) (c)	Total ($) (h)
Christopher J. Hall	$34,208	$10,629	$44,837
C. Shelton James	$40,327	$10,629	$50,956
J. David Lyons	$35,104	$10,629	$45,733
Robert M. Williams	$33,104	$10,629	$43,733

Notes:

1.
Each non-employee director receives (a) a $23,000 annual cash retainer, (b) an additional $552 annual retainer for each Committee membership, (c) a meeting fee of $1,500 per meeting, and (d) out of pocket travel expenses in connection with the meetings. In addition, the Chairman of the Board will receive an annual fee of $25,000, the chairman of the Audit Committee receives an annual fee of $4,000 and the chairman of the Compensation Committee receives an annual fee of $2,000.

2.
On May 30, 2012, each non-employee director received an unrestricted stock award of 200 shares of common stock. The price per share was $4.27, the fair market value on the date of grant. These shares cannot be sold for one year from the date of the award. The annual non-discretionary grant of 200 unrestricted shares of stock to non-employee directors, made on the business day after the Company releases second quarter results, will remain unchanged for fiscal 2013.

3.
On February 10, 2012, each non-employee director received a restricted stock award of 2,500 shares of common stock. The price per share was $3.91, the fair market value on the date of grant. The restricted stock awards vest on February 4, 2013. The restricted stock awards do not reflect compensation actually received by the non-employee directors. Instead, the amounts in the stock awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

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OUR EXECUTIVE OFFICERS
Background Information about Executive Officers
In addition to Mr. Dellovo, we have three other executive officers, who are listed below with information showing their ages and business affiliations.

Name and Age	Business Affiliations
Gary W. Levine (64)	Vice President of Finance and Chief Financial Officer of CSPI since September 1983; Controller of CSPI from May 1983 to September 1983.
William E. Bent, Jr. (57)
Vice President of CSPI and General Manager of MultiComputer Division since July 2000; Vice President of Engineering for MultiComputer Division from October 1999 to July 2000; Director of Engineering for MultiComputer Group from March 1996 to October 1999; Senior Technical Manager of Optronics, an Intergraph Division, from 1989 to March 1996.

Robert A. Stellato (51)	Vice President of Finance and Chief Accounting Officer of CSPI since March 2007; Vice President of Accounting and Human Resources, Wave Systems Corp. from July 2000 through March 2007.

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COMPENSATION OF EXECUTIVE OFFICERS
The following table provides certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for our named executive officers for the years ended September 30, 2012 and 2011.
2012 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)[7] (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[10] (h)	All Other Compensation[11] ($) (i)	Total ($) (j)
Alexander Lupinetti, President and CEO	2012	$348,990	N/A	$41,160[1]	N/A	$515,861[8]	$58,894	$13,296	$978,201
	2011	$350,000	N/A	$61,600[2]	N/A	$230,165[9]	$57,798	$18,735	$718,298
Gary Levine, CFO, Treasurer and Secretary	2012	$178,662	N/A	$13,720[3]	N/A	$192,854[8]	$66,421	$37,651	$489,308
	2011	$178,370	N/A	$15,400[4]	N/A	$ 69,050[9]	$77,399	$37,019	$377,328
Victor Dellovo President and CEO; President of Modcomp, Inc.	2012	$303,845	N/A	$34,300[5]	N/A	$225,000[8]	---	---	$563,145
	2011	$300,000	N/A	$19,250[6]	N/A	$225,000[9]	---	---	$544,250
William E. Bent Vice President and General Manager MultiComputer Division	2012	$300,226	N/A	$3,430	N/A	$112,106[8]	---	---	$415,762
	2011	$224,612	N/A	$3,850	N/A	$52,286[9]	---	---	$280,748
Notes:

1.
On January 13, 2012, Mr. Lupinetti received a restricted stock award of 12,000 shares of common stock. The price per share was $3.43, the fair market value on the date of award. The restricted stock award vests over four years from the date of the award. The 12,000 shares of restricted stock were forfeited on the date of his death on August 19, 2012.

2.
On December 15, 2010, Mr. Lupinetti received a restricted stock award of 16,000 shares of common stock. The price per share was $3.85 the fair market value on the date of award. The restricted stock award vests over four years from the date of the award.

3.
On January 13, 2012, Mr. Levine received a restricted stock award of 4,000 shares of common stock. The price per share was $3.43, the fair market value on the date of award. The restricted stock award vests over four years from the date of the award.

4
On December 15, 2010, Mr. Levine received a restricted stock award of 4,000 shares of common stock. The price per share was $3.85, the fair market value on the date of award. The restricted stock award vests over four years from the date of the award.

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5.
On January 13, 2012, Mr. Dellovo received a restricted stock award of 10,000 shares of common stock. The price per share was $3.43, the fair market value on the date of award. The restricted stock award vests over four years from the date of the award.

6.
On December 15, 2010, Mr. Dellovo received a restricted stock award of 5,000 shares of common stock. The price per share was $3.85, the fair market value on the date of award. The restricted stock award vests over four years from the date of the award.

7.
Payments are based on achievement of the (i) Company revenues target and (ii) Company earnings before interest and taxes (EBIT) per share target. The net proceeds from officer life insurance were excluded in the earnings calculation. Each named executive officer has a target annual incentive opportunity amount expressed as a percentage of his base salary.

8.
For Mr. Lupinetti, Non-Equity Incentive Plan Compensation reflects achievement of approximately 333% of his target bonus of 50% of his base salary thru the date of his death on August 19, 2012. For Mr. Levine, Non-Equity Incentive Plan Compensation reflects achievement of approximately 367% of his target bonus of 30% of his base salary in 2012 The net proceeds of officers life insurance was excluded in the bonus calculation . For Mr. Dellovo, Non-Equity Incentive Plan Compensation reflects achievement of approximately 150% of his target bonus of 50% of his base salary in 2012. For Mr. Bent, Non-Equity Incentive Plan Compensation reflects achievement of approximately 234% of his target bonus of 30%

9.
For Mr. Lupinetti, Non-Equity Incentive Plan Compensation reflects achievement of approximately 132% of his target bonus of 50% of his base salary in 2011. For Mr. Levine, Non-Equity Incentive Plan Compensation reflects achievement of approximately 132% of his target bonus of 30% of his base salary in 2011. For Mr. Dellovo, Non-Equity Incentive Plan Compensation reflects achievement of approximately 150% of his target bonus of 50% of his base salary in 2011. For Mr. Bent, Non-Equity Incentive Plan Compensation reflects achievement of approximately109 % of his target bonus of 30% of his base salary in 2011

10.
The Company provides to Mr. Levine (and provided to Mr. Lupinetti) a supplemental “death benefit” retirement plan, the benefits of which are vested. Upon his death, Mr. Lupinetti’s beneficiaries have been paid $1,500,000. Upon retirement the plan provides for an annual pay-out of $50,000 in the case of Mr. Levine. For more information, see Note 9 to our Consolidated Financial Statements as of and for the years ended September 30, 2012 and 2011, filed with our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

11.
For Mr. Lupinetti, the amount represents $8,048 and $10,646 in employer contributions to Mr. Lupinetti’s 401(k) plan for 2012 and 2011, respectively, and $5,248 and $8,089 for the cost of a Company-provided vehicle for 2012 and 2011, respectively. For Mr. Levine, the amount represents $8,051 and $7,239 in employer contributions to Mr. Levine’s 401(k) plan for 2012 and 2011, respectively, and $29,600 and $29,780 for a split life insurance policy for Mr. Levine’s benefit in 2012 and 2011, respectively. For Messrs. Dellovo and Bent, All Other Compensation was less than $10,000 and therefore omitted.

Employment Agreements and Arrangements
In addition to the employment arrangements described in the footnotes to the Summary Compensation Table, we have an employment agreement with Mr. Dellovo dated September 4, 2012, under which Mr. Dellovo became one of our directors and our President and Chief Executive Officer. Effective September 4, 2012, Mr. Dellovo’s base salary under the agreement is $350,000. On October 1, 2012 Mr. Dellovo became eligible to receive a bonus based on the attainment of certain financial objectives. Mr. Dellovo has received 30,000 restricted shares of the Company’s common stock, of which 15,000 shares will vest at a rate of 25% each year, and the remaining 15,000 will vest at a rate of 33-1/3% per year if the Company meets or exceeds it planned revenue and earnings before income taxes in for the fiscal year commencing October 1, 2012. However, if we are acquired by way of a sale of substantially all our assets or by merger, all the shares will be fully vest at the time of such acquisition. We also provide Mr. Dellovo with the use of an automobile.
Under his employment agreement, in the event that we terminate Mr. Dellovo’s employment other than for cause (as defined), he will be entitled to 12 months of severance pay at his then effective monthly salary. However, as discussed below, Mr. Dellovos employment agreement has been supplemented and modified by a change of control agreement with us.
Change of Control Agreements
Mr. Dellovo and Mr. Levine have change of control agreements with the Company executed in September 2012 and January 2008, respectively. Under those agreements, in exchange for the right to severance benefits under the circumstances described in the agreements, each executive agrees that for a period of six months after he leaves the Company he will not solicit customers or employees of the Company, directly or indirectly. In case of either a change of control (as defined, and including a change in the majority of the incumbent directors over a two-year period, except for new directors nominated or selected by a majority of the then incumbent board), or termination of employment without cause (as defined) or termination or an adverse change in status of the executive in anticipation of or as required to accomplish a change of control, the executive will be entitled to:

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•	a multiple of his base compensation for the Company’s fiscal year then in effect or, if greater, a multiple of his base compensation for the Company’s previous fiscal year, plus

•
a multiple of his annual target variable compensation bonus for the fiscal year then in effect or, if there is no bonus plan in effect that year, the highest variable compensation bonus paid to the executive in any of the three preceding fiscal years.

For Mr. Dellovo, the payouts are two times base compensation and bonus (with the target compensation equal to 50% of annual base pay). For Mr. Levine, the payouts are one times base compensation and bonus (with the target compensation equal to 30% of annual base pay). To receive payment, the executive must deliver to the Company a satisfactory release of claims.
Following a change of control, Mr. Dellovo and Mr. Levine would be entitled to two years and one year, respectively, of comparable health and welfare benefits, by continuing the executive in the Company’s health and welfare plans, or by payment by the Company of amounts sufficient to purchase equivalent coverage in a lump sum or periodically. The executive’s stock options and restricted stock awards would vest, and the executive would be entitled to exercise stock options and satisfy any tax withholding obligations under restricted stock awards by delivering shares of our common stock to the Company, or having shares of common stock withheld by the Company, in each case at the fair market value of the common stock and sufficient to meet the relevant requirement. In case of voluntary resignation or termination of employment for cause or by reason of death or disability, then no severance payments would be payable to the executive.
As an illustration of the payments available to Mr. Dellovo and Mr. Levine, if there had been a change of control of the Company as of December 1, 2012, then, based on fiscal year 2012 compensation, Mr. Dellovo would have received $1,050,000 under his employment and change of control agreement, plus the value of health and welfare benefits as described above, plus other vested benefits in the form of retirement funds. In addition, the value of Mr. Dellovo’s accelerated stock awards would be $184,950 based on the closing price of our common stock on the NASDAQ Global Market ($5.40) as of the close of trading on November 30, 2012. Of the unvested options held by Mr. Dellovo at December 1, 2012, all except 500 shares have an exercise price greater than the fair market value of our common stock on that date. Accordingly, solely for purposes of this illustration, we have assumed that these options do not have
Under the same hypothetical circumstances, Mr. Levine would have received $367,854 under his change of control agreement, plus the value of health and welfare benefits, plus other vested benefits in the form of retirement funds. In addition, the value of Mr. Levine’s accelerated stock awards would be $48,600 based on the closing price of our common stock on the NASDAQ Global Market ($5.40) as of the close of trading on November 30, 2012 and the value of his accelerated stock options would be $1,250. Of the unvested options held by Mr. Levine at December 1, 2012, all except 1,250 shares have an exercise price greater than the fair market value of our common stock on that date. Accordingly, solely for purposes of this illustration, we have assumed that these options do not have value.
These illustrations do not take account of tax effects and are intended only as examples.

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OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END
The table below shows outstanding equity awards held by our named executive officers as of the fiscal year ended September 30, 2012. All outstanding equity awards as of September 30, 2012 were stock option awards.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date[1,2] (f)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock that have not Vested[3] (#) (g)	Market Value of Shares of Stock that have not Vested[4] ($) (h)
Alexander Lupinetti[5]	40,000	—	$10.03	8/19/2013	12/18/2008
	20,000	—	$6.50	8/19/2013	12/15/2009
	16,000	—	$9.30	8/19/2013	12/15/2010
	20,000	—	$6.82	8/19/2013
Gary Levine	8,000	—	$10.03	12/29/2014	12/15/2009	2,000	$8,960
	4,000	—	$6.50	01/16/2016	12/15/2010	3,000	$13,440
	2,500	—	$9.30	2/20/2017	1/13/2012	4,000	$17,920
	5,000	—	$6.82	12/12/2017
	3,750	1,250	$2.99	12/18/2018
Victor Dellovo5	35,000	—	$2.70	05/29/2013	12/15/2010	3,750	$16,800
	5,000	—	$10.03	12/29/2014	1/13/2013	10,000	$44,800
	2,000	—	$6.50	01/16/2016
	1,000	—	$9.30	02/20/2017
	2000	—	$6.82	12/12/2017
	1,500	500	$2.99	12/17/2018
William E. Bent	2000	—	$5.25	11/4/2013	12/15/2010	750	$3,360
	5,000	—	$10.03	12/30/2014	1/13/2013	1,000	$4,480
	2,500	—	$6.50	1/17/2016
	2.500	—	$9.30	2/21/2017
	5,000	—	$6.82	12/12/2017
	750	250	$2.99	12/18/2018
	500	500	$3.85	12/15/2009
Notes:

1.	Options vest for 25% a year for all options except for Mr. Lupinetti. Mr. Lupinetti’s options vested over four years on a quarterly basis or at a rate of 6.25% each quarter.

2.	All options have a 10-year term.

3.	The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.

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4.
Value is calculated by multiplying the number of restricted stock awards that have not vested by the closing price of our common stock on the NASDAQ Global Market ($4.48) as of the close of trading on September 28, 2012.

5.	Mr. Lupinetti died on August 19, 2012 and Mr. Dellovo became President and CEO on August 20, 2012.

6.	Mr. Lupinetti had 29,333 shares under the restricted stock awards that were not vested on his date of death which were forfeited back to the Company.
On October 18, 2012, Mr. Dellovo received restricted stock award of 30,000 shares, respectively, at a price equal to the fair market value on the award date. Of these, 15,000 shares will vest at a rate of 25% each year, and the remaining 15,000 will vest at a rate of 33-1/3% per year if the Company meets or exceeds it planned revenue and earnings before income taxes in for the fiscal year commencing October 1, 2013. On December 14, 2012 Messrs. Levine and Bent received restricted stock awards of 4,000 and 1,000 shares, at a price equal to the fair market value on the award date.  The awards vest over four years.

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PROPOSAL TWO:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual corporate goals that are intended to enhance stockholder value.
The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We note that we have a number of compensation practices that reflect our awareness of the need to align compensation and stockholder value, including the following:

•
A large proportion of the total compensation paid to our named executive officers in fiscal year 2012 consisted of non-equity incentive plan compensation tied to the achievement of Company and individual performance goals (in the case of Mr. Dellovo, 40%; Mr. Levine, 39% and Mr. Bent 27%).

•	We have no agreements that provide tax gross-ups for any of our executive officers.

•	In fiscal year 2012, our executive team successfully managed the Company through the recent dramatic economic downturn .

•
For the fiscal year ending September 30, 2012, we grew our revenues by 15%, while our net income increased from $369,000 in fiscal year 2011 to $6,609,000 in fiscal year 2012, an improvement of $6,240,000.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described pursuant to applicable SEC rules in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
Unless marked to the contrary, proxies received will be voted “FOR” Proposal Two.

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PROPOSAL THREE:
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION
The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Two included on the previous page of this proxy statement. By voting on this Proposal Three, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years (stockholders may also abstain on the matter).
A stockholder advisory vote on executive compensation is important to the Company. We appreciate the past approval of particular incentive programs, such as stock incentive plans, by our stockholders. This has served both the Company and our stockholders well, helping to ensure a more direct alignment between executive compensation and financial performance results. Setting a three year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote every three years will be the most effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results. The Company also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses. Our executive compensation programs are intended to reflect a long-term business strategy, which is more appropriately reflected with a three-year timeframe.
You may cast a vote on your preferred voting frequency by choosing from the options of one year, two years or three years, or you may abstain from voting, when you vote in response to the resolution set forth below. You are not voting to approve or disapprove the recommendation of our board of directors.
“RESOLVED, that the option of one year, two years or three years that receives the highest number of votes cast for this resolution be approved, on an advisory basis, as the preferred frequency with which CSPI holds advisory stockholder votes to approve the compensation of its named executive officers, as disclosed in the proxy statement filed in connection with its Annual Meeting of stockholders or any special meeting in lieu thereof pursuant to Item 402 of Regulation S-K.”
The Board of Directors unanimously recommends a vote for the option of once every THREE YEARS as the frequency with which stockholders are provided an advisory vote on executive compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Our only issued and outstanding class of voting securities is our common stock. Holders of common stock are entitled to one vote per share of such stock held by them of record at the close of business on December 14, 2012 upon each matter which may come before the Annual Meeting. At the close of business on [January x, 2013], there were [3,442,842] shares of common stock issued and outstanding.
Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders
The following table sets forth certain information as of January x, 2013 regarding each person known by us to own beneficially more than 5% of our common stock, each director and nominee for director of the Company, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned (1)		Percent of Class (2)
Dimensional Fund Advisors LP	297,073	(3)	8.1%
6300 Bee Cave Road, Building One
Austin, TX 78746
Wedbush, Inc.…………………………………………………………………...	253,709	(4)	6.9%
1000 Wilshire Boulevard, Suite 1140
Los Angeles, CA 90017
Julian Demora	225,814	(5)	6.2%
826 Polk Street Hollywood, FL 32019
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	236,405	(6)	6.4%
Christopher J. Hall*	299,296	(7)	8.2%
C. Shelton James*	16,202	(8)	**
J. David Lyons*	12,200	(9)	**
Robert M. Williams*	9,900	(10)	**
Gary W. Levine	51,139	(11)	1.4%
William Bent	24,517	(12)	**
Robert A. Stellato	9,000	(13)	**
Victor Dellovo*	112,158	(14)	3.1%
All directors and executive officers as a group (8 persons)	534,412	(15)	14.6%

*	Nominee for Director

**	Owns less than one percent

(1)
Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this proxy statement.

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(2)	Computed pursuant to Rule 13d-3 under the Exchange Act.

(3)
Dimensional Fund Advisors LP furnished us with a report on Schedule 13G/A filed on February 14, 2012 in which Dimensional has advised us that it is a registered investment advisor or manager for four investment companies (Funds) registered under the Investment Company Act of 1940 and in its role as advisor has sole voting power with respect to 297,073 shares of our common stock. Dimensional states in the filing that it disclaims beneficial ownership of such securities and all securities are owned by the Funds.

(4)
Wedbush, Inc. (“WI”), Edward W. Wedbush (“Mr. Wedbush”), Wedbush Opportunity Capital, LLC (“WOC”), and Wedbush Opportunity Partners, LP (“WOP”) furnished us with a report on Schedule 13G/A filed on February 15, 2012 in which WI, Mr. Wedbush, WOC and WOP share voting and dispositive power with respect to 253,709 shares of our common stock. Mr. Wedbush is the Chairman of WI, and owns a majority of the outstanding shares of WI. WI owns a majority of WOC, and WOC is the general partner and acts as the investment manager for WOP. Accordingly, Mr. Wedbush may be deemed the beneficial owner of the shares of our common stock owned by WI. However, Mr. Wedbush disclaims beneficial ownership of such securities.

(5)	Julian Demora filed a Form 4 on December 13, 2012 with the SEC and he reporting he was the beneficially owner of 225,814 shares.

(6)
Ariel Investments, LLC furnished us with a report on Schedule 13G filed on February 14, 2012 in which Ariel has advised us that it is a registered investment advisor in accordance with section 240.13d-1(b) (1) (ii)(E) and that it has sole voting power with respect to 62,789 shares of our common stock and sole dispositive power with respect to 236,405 shares of our common stock.

(7)	Represents 299,296 shares owned and have been pledged by Mr. Hall .

(8)	Represents 16,042 shares owned by Mr. James and includes 160 shares owned by Mr. James’ wife. However, Mr. James disclaims beneficial ownership of these shares.

(9)	Represents 12,200 shares owned by Mr. Lyons.

(10)	Represents 9,900 shares owned by Mr. Williams.

(11)	Includes 26,639 shares owned by Mr. Levine and 24,500 shares obtainable upon exercise of stock options.

(12)	Includes 5,767 shares owned by Mr. Bent and 18,750 shares obtainable upon exercise of stock options.

(13)	Includes 4,000 shares owned by Mr. Stellato and 5,000 shares obtainable upon exercise of stock options.

(14)	Includes 65,158 shares owned by Mr. Dellovo and 47,000 shares obtainable upon exercise of stock options.

(15)	Includes 95,250 shares obtainable upon exercise of stock options.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities (our common stock) to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 2012, or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner, except for the following: (i) Mr. Hall omitted to file a Form 4 with respect to a restricted stock award of 2,500 shares on February 10, 2012 and a stock award of 200 shares on May 30, 2012, and (ii) Mr. Williams filed a Form 5 on November 13, 2011 with respect to sales of 5,300 shares on August 10, 2012, 300 shares on August 15, 2012, and 400 shares on August 16, 2012.
INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
The following report of the Audit Committee should not be deemed to be “soliciting material” or to be “filed” with the SEC, nor should this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such a filing.
The Audit Committee believes that a candid, substantive and focused dialogue with the independent auditors is fundamental to the Committee’s oversight responsibilities. In support of this view, our Committee periodically meets separately with the independent auditors, without management present. In the course of its discussion in these meetings, the Committee addresses a number of

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questions intended to bring to light any area of potential concern related to our financial reporting and internal controls. These questions include:

•
Whether there were any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements.

•
Whether the auditors have concluded that, based on the auditors’ experience and their knowledge of CSPI, our financial statements fairly present to the investor, with clarity and completeness, our financial position and performance for each reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements.

•	Whether the auditors have concluded that, based on their experience and knowledge of CSPI, we have implemented internal controls and internal audit procedures that are appropriate for us.
The Audit Committee recommended the engagement of McGladrey and Pullen, LLP (McGladrey) as our independent auditors for fiscal year 2012 and reviewed with the independent auditors their respective overall audit scope and plans. In reaching its recommendation, the Committee considered the qualifications of McGladrey and discussed with McGladrey their independence, including a review of any and all audit and non-audit services provided by them to us. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and by the Sarbanes-Oxley Act of 2002. The Committee received and discussed with the independent auditors their written report required by the Independence Standards Board Standard No. 1, PCAOB Independence Rules 3526, Communications with Audit Committees Concerning Independence.
Management has reviewed the audited financial statements for fiscal year 2012 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent auditors to help give the Committee comfort in connection with its review.
In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the SEC, and our Board has accepted this recommendation.

AUDIT COMMITTEE
C. Shelton James, Chairman
Christopher J. Hall
Robert Williams

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Our Independent Registered Public Accounting Firm
The Audit Committee selected McGladrey and Pullen LLP (McGladrey) as our principal accountants for fiscal year 2012. Representatives from McGladrey are expected to be available for the Annual Meeting, to have the opportunity to make a statement if they wish to do so, and to respond to appropriate questions.
The McGladrey report dated December 20, 2012 on the financial statements of the Company as of and for the fiscal year ended September 30, 2012 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.
The Audit Committee has selected McGladrey as our principal accountants for fiscal year 2013.
Fees for Professional Services
The following is a summary of the fees billed to us by McGladrey for professional services for the fiscal years ended September 30, 2012 and 2011:

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees	$412,000	$414,600
Audit-Related Fees	—	—
Tax Fees	3,233	3,139
All Other Fees	—	—

Total Fees	$415,233	$417,739
Audit fees: Audit fees represent fees for professional services performed by our independent auditor for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-related fees:  Audit-related fees represent fees for assurance and related attestation services performed by our independent auditor that are reasonably related to the performance of the audit or review of our financial statements.
Tax fees: Tax fees represent fees billed for professional services performed by our independent auditor with respect to corporate tax compliance, tax advice and tax planning.
All other fees:  All other fees represent fees billed for products and services provided by our independent auditor, other than those disclosed above.
Pre-Approval Policies and Procedures
At present, the Audit Committee approves each engagement for audit and non-audit services before we engage our accountants to provide those services.
The Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our accountants to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.
Whistleblower Procedures
Pursuant to our Code of Ethics, the Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

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PROPOSAL FOUR:
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS
McGladrey & Pullen, LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s financial statements for fiscal year 2012. The Audit Committee has appointed McGladrey & Pullen, LLP to serve as our independent auditors to conduct an audit of the Company’s financial statements for fiscal year 2013.
Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain McGladrey & Pullen, LLP and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.
Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board of Directors unanimously recommends a vote “FOR” ratification of McGladrey & Pullen, LLP as our independent auditors for fiscal year 2013.
Unless marked to the contrary, proxies received will be voted “FOR” Proposal Four.
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OTHER MATTERS
Other Business
We do not know of any other matter that may properly come before the Annual Meeting.
Stockholder Proposals for 2014 Annual Meeting
In order for a proposal of one of our stockholders to be considered for inclusion in our proxy statement and proxy card for our 2014 Annual Meeting of Stockholders, the proposal must comply with SEC Rule 14a-8 and any other applicable rules and must be submitted to our corporate secretary at our executive offices located at 43 Manning Road, Billerica, Massachusetts 01821 at least 120 days prior to the anniversary date of this proxy statement. This proxy statement is dated December [__], 2012, so the date by which proposals must be received under Rule 14a-8 will be, 2013.
Article II, Section 5 of our by-laws requires that a stockholder who wishes to bring an item of business before the Annual Meeting of stockholders, even if the item cannot be included in our proxy statement because Rule 14a-8 is not available, must provide written notice of such item of business to our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Therefore, the deadline for submission of notice will be November 7, 2013. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder. This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information. For information about nominations of director candidates by stockholders, see “Corporate Governance – Director Candidates and Selection Process” elsewhere in this proxy statement.
METHOD AND COST OF SOLICITATION OF PROXIES
The cost of solicitation of proxies for the Annual Meeting on behalf of the Board will be borne by the Company, including expenses in connection with preparing and mailing the Proxy statement and certain other communications that we will be sending to you in advance of the Annual Meeting, regarding the Company and your Board of Directors’ five director-nominees Victor Dellovo, Christopher Hall, C. Shelton James, J. David Lyons And Robert M. Williams. The Company intends to engage The Proxy Advisory Group, LLC, as its proxy solicitor, at a fee of up to $[], plus reimbursement of out-of-pocket expenses. It is estimated that approximately [r]employees of The Proxy Advisory Group will solicit stockholders of the Company in connection with the Annual Meeting.

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In addition to solicitation of proxies by mail, directors, director-nominees, officers, and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by means of in-person meetings, telephone calls, mailings of supplemental proxy materials, or other methods of contact. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common stock held of record by such persons, and the Company will reimburse those firms for reasonable out-of-pocket expenses incurred by them in connection therewith in accordance with the rules of the SEC.
Expenses related to the solicitation of proxies for the Annual Meeting on behalf of the Board in excess of those normally spent for an Annual Meeting, and excluding the costs of litigation, are expected to aggregate approximately $______, of which approximately $______ has been spent to date.
INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE BOARD OF DIRECTORS’ SOLICITATION OF PROXIES
Directors and Nominees
The following table sets forth the name and principal business address of the Company’s directors, all of whom are nominees for election and who, under applicable SEC rules, may be deemed “participants” in the Board’s solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The present principal occupation or employment, and the name and principal business of any corporation or other organization in which their employment is carried on, is set forth in the sections titled “Election of Directors” and “Our Executive Officers” of this Proxy statement.

Name	Address
Victor Dellovo	c/o CSP Inc. 43 Manning Road Billerica, Massachusetts 01821
Christopher Hall	/o CSP Inc. 43 Manning Road Billerica, Massachusetts 01821
C. Shelton James	/o CSP Inc. 43 Manning Road Billerica, Massachusetts 01821
J. David Lyons	/o CSP Inc. 43 Manning Road Billerica, Massachusetts 01821
Robert M. Williams	/o CSP Inc. 43 Manning Road Billerica, Massachusetts 01821

Officers and Employees
In addition to the Company’s director-nominees set forth above, certain executive officers and employees may each be deemed to be participants in the Board’s solicitation of proxies in connection with the Annual Meeting. The principal occupations of these individuals refers to such person’s position with our Company and is set forth below. The business address of each such person is c/o CSP Inc., 43 Manning Road, Billerica, Massachusetts 01821.

Name	Principal Occupation
Victor Dellovo	President, Chief Executive Officer, and Director
Gary W. Levine	Vice President of Finance, Chief Financial Officer, and Secretary
William E. Bent	Vice President
Robert A. Stellato	Vice President of Finance and Chief Accounting Officer
Information Regarding Ownership of the Company’s Securities by Participants

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None of the persons listed above under “Directors and Nominees” and “Officers and Employees” owns any of the Company’s securities of record but not beneficially. Information regarding the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), as of December 14, 2012 (the record date), of shares of Common stock by the Company’s incumbent directors, all of whom are director-nominees Victor Dellovo, Christopher Hall, C. Shelton James, J. David Lyons And Robert M. Williams and Gary W. Levine, William E. Bent and Robert A. Stellato, each of whom may be deemed to be a participant in the Board’s solicitation of proxies in connection with the Annual Meeting, is set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management” of this Proxy statement.
Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth purchases and sales during the past two years of securities of the Company by the persons listed above under “Directors and Nominees” and “Officers and Employees” who may be deemed to be participants in the Board of Directors’ solicitation of proxies in connection with the Annual Meeting. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

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  Shares of Common stock Purchased or Sold

Name	Date	No. of Securities	Type of Secuity	Transaction Description
Gary Levine	1/13/2012	4000	Common Stock	Acquisition	Restricted Stock Grant
	12/14/2012	4000	Common Stock	Acquisition	Restricted Stock Grant

Robert A. Stellato	1/13/2012	1000	Common Stock	Acquisition	Restricted Stock Grant
	12/14/2012	1000	Common Stock	Acquisition	Restricted Stock Grant

William Bent	1/13/2012	1000	Common Stock	Acquisition	Restricted Stock Grant
	1/13/2012	1000	Common Stock	Acquisition	Restricted Stock Grant

Victor Dellovo	1/13/2012	10000	Common Stock	Acquisition	Restricted Stock Grant
	10/19/2012	30000	Common Stock	Acquisition	Restricted Stock Grant

C. Shelton James	2/8/2011	2500	Common Stock	Acquisition	Restricted Stock Grant
	5/6/2011	200	Common Stock	Acquisition	Company Stock Grant
	2/10/2012	2500	Common Stock	Acquisition	Restricted Stock Grant
	5/30/2012	200	Common Stock	Acquisition	Company Stock Grant

J. David Lyons	2/8/2011	2500	Common Stock	Acquisition	Restricted Stock Grant
	5/6/2011	200	Common Stock	Acquisition	Company Stock Grant
	2/10/2012	2500	Common Stock	Acquisition	Restricted Stock Grant
	5/30/2012	200	Common Stock	Acquisition	Company Stock Grant

Christopher Hall	2/8/2011	2500	Common Stock	Acquisition	Restricted Stock Grant
	5/6/2011	200	Common Stock	Acquisition	Company Stock Grant
	2/10/2012	2500	Common Stock	Acquisition	Restricted Stock Grant
	5/30/2012	200	Common Stock	Acquisition	Company Stock Grant

Robert M.Williams	2/8/2011	2500	Common Stock	Acquisition	Restricted Stock Grant
	5/6/2011	200	Common Stock	Acquisition	Company Stock Grant
	2/10/2012	2500	Common Stock	Acquisition	Restricted Stock Grant
	5/30/2012	200	Common Stock	Acquisition	Company Stock Grant
	8/10/2012	-5300	Common Stock	Disposition	Open Market Sale
	8/15/2012	-300	Common Stock	Disposition	Open Market Sale
	8/16/2012	-400	Common Stock	Disposition	Open Market Sale
	10/26/2012	(900)	Common Stock	Disposition	Gifted

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Miscellaneous Information Concerning Participants
Except as described in this Proxy statement, to the best of the Company’s knowledge, no person listed above under “Directors and Nominees” and “Officers and Employees” or any of his or her “associates” beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries. Furthermore, except as described in this Proxy statement, to the best of the Company’s knowledge, no such person or any of his or her affiliates or associates is either a party to any transaction or series of similar transactions since September 30, 2010, or any currently proposed transaction or series of similar transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000, and (iii) in which such person, affiliate, or associate had or will have a direct or indirect material interest.
To the best of the Company’s knowledge, except as described in this Proxy statement, no person listed above under “Directors and Nominees” and “Officers and Employees” or any of his or her associates has entered into any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Proxy statement, to the best of the Company’s knowledge, there are no contracts, arrangements, or understandings by any of the persons listed under “Directors and Nominees” and “Officers and Employees” within the past year with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Proxy statement, to the best of the Company’s knowledge, no persons listed under “Directors and Nominees” and “Officers and Employees” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interest).
* * * * *

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VOTE BY INTERNET – www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CSP INC. ATTN: GARY W. LEVINE 43 MANNING RD BILLERICA, MA 01821
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – [1-800-680-6803]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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DETATCH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Victor Dellovo 02 Robert M. Williams 03 Christopher J. Hall 04 C. Shelton James 05 J. David Lyons	For All ☐	Withold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends you vote FOR the following 2. Advisory resolution to approve the compensation paid to the Company’s named executive officers.	For ☐	Against ☐	Abstain ☐
The Board of Directors recommends a vote of 3YRS on the following

3. To approve, on an advisory basis, the preferred frequency for holding advisory shareholder votes to approve the compensation paid to the Company’s named executive officers.

1Yr ☐	2Yrs ☐	3Yrs ☐	Abstain ☐
The Board of Directors recommends you vote FOR the following proposal: 4. The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for fiscal 2012	For ☐	Against ☐	Abstain ☐
NOTE: In their discretion, the persons named as proxies may vote on such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. ☐ (see reverse for instructions)
Please indicate if you plan to attend this meeting Yes No ☐ ☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com
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CSP INC.
Annual Meeting of Stockholders
February 5, 2013 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Victor Dellovo and Gary Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CSP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EST on February 5, 2013, at our MODCOMP Inc. office, 1500 S. Powerline Road, Deerfield Beach, Florida 33442, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

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(if you noted any Address Changes and/ or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side